    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 1999
                                            REGISTRATION STATEMENT NO. 333-85599
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      E. I. DU PONT DE NEMOURS AND COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          2820                  51-0014090
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                            ------------------------

                               1007 MARKET STREET
                              WILMINGTON, DE 19898
                              TEL: (302) 774-1000
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                                GARY M. PFEIFFER
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                      E. I. DU PONT DE NEMOURS AND COMPANY
                               1007 MARKET STREET
                           WILMINGTON, DELAWARE 19898
                              TEL: (302) 774-1000
                              FAX: (302) 773-5176
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------

                                   COPIES TO:

          LOU R. KLING, ESQ.                      STEPHEN FRAIDIN, P.C.
      EILEEN NUGENT SIMON, ESQ.                  F. WILLIAM REINDEL, ESQ.
 Skadden, Arps, Slate, Meagher & Flom        Fried, Frank, Harris, Shriver &
                 LLP                                     Jacobson
           919 Third Avenue                         One New York Plaza
       New York, New York 10022                  New York, New York 10004
         Tel: (212) 735-3000                       Tel: (212) 859-8000
         Fax: (212) 735-2000                       Fax: (212) 859-4000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT
             AND THE EFFECTIVE TIME OF THE MERGER DESCRIBED HEREIN.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment consists of an updated accountant consent.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    PIONEER. Section 490.832 of the Iowa Business Corporation Act permits a corporation to eliminate or limit directors' personal liability for monetary damages arising from breaches of their fiduciary duties as directors. The corporation cannot limit damages for breaches of the duty of loyalty, acts not in good faith, intentional misconduct, or where the director receives an improper personal benefit. The Pioneer articles of incorporation eliminate the personal liability of directors to the fullest extent permitted under Iowa law.

    Section 490.851 of the Iowa Business Corporation Act provides that a corporation is permitted to provide indemnification to directors if the director:

    a)  acted in good faith

    b) reasonably believed that his conduct was in the best interest of the corporation in action involving official conduct and that his action was not opposed to the corporation's best interest in all other cases

    c) had no reasonable cause to believe that his actions were unlawful (in the case of criminal proceedings).

    d) The corporation also cannot provide indemnification to a director if in an action brought by or in the name of the corporation, the director is adjudged liable to the corporation or if the director is adjudged to have received any improper personal benefit.

    The by-laws of Pioneer provide that the company will indemnify any person who is or was a party to any form of legal proceeding (criminal, civil or otherwise) in any capacity by reason of the fact that the person to be indemnified was a director, officer or was acting at the request of the corporation. Subject to limitations imposed under Iowa law, the indemnification includes all expenses including counsel fees liabilities and losses including judgments, fines and penalties and amounts paid in settlement.

    DUPONT. Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemption, or (4) any transaction from which the director derived an improper personal benefit. The DuPont certificate of incorporation provides that no director of DuPont shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

    Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determine the person is entitled to indemnification in any event. A corporation must indemnify a director, officer, employee or agent who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by him. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the DuPont bylaws, a vote of shareholders of disinterested directors, agreement or otherwise.

    Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

    The DuPont bylaws provide for the indemnification to the fullest extent permitted by law of any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or his testator or intestate is or was a director, officer of employee of DuPont or serves or served any other enterprise at the request of DuPont.

    INDEMNIFICATION PROVISIONS UNDER THE MERGER AGREEMENT. After the merger, DuPont has agreed to, or to cause the surviving corporation of the merger to, indemnify each present and former director and officer, when acting in said capacity, of Pioneer or any of its subsidiaries, against all costs or expenses, judgments, fines, losses, claims, damages or liabilities in connection with any claim, action, suit, proceeding or investigation brought within 6 years of the merger closing for acts or omissions, existing or occurring before the merger, to the fullest extent permitted under the Iowa Business Corporation Act or other applicable law.

    For a period of six years after the merger, DuPont has agreed to maintain a policy of directors' and officers' liability insurance for acts and omissions occurring before the merger with coverage in an amount and scope at least as favorable as Pioneer's existing directors' and officers' liability insurance coverage. If the existing directors' and officers' liability insurance expires or terminates or if the annual premium is more than 200 percent of the last annualized premium paid, DuPont must obtain directors' and officers' liability insurance in an amount and scope as it can obtain for the remainder of that period for a premium not in excess, on an annualized basis, of 20 percent of the last annualized premium paid.

    ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:


  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       2.1   Agreement and Plan of Merger dated as of March 15, 1999 by and among Pioneer Hi-Bred International,
             Inc., E. I. du Pont de Nemours and Company and Delta Acquisition Sub, Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in the Registration Statement).

       2.2   Letter Agreement, dated as of August 6, 1999, by and among Pioneer Hi-Bred International, Inc., E. I. du
             Pont de Nemours and Company and Delta Acquisition Sub, Inc. effecting amendments to the Agreement and
             Plan of Merger (included as Appendix A to the Proxy Statement/Prospectus contained in this Registration
             Statement).

       3.1   Restated Certificate of Incorporation of E. I. du Pont de Nemours and Company (previously filed as
             Exhibit 3.1 to DuPont's 1998 Form 8-K report filed with the SEC on June 13, 1997 and incorporated herein by reference).

       3.2   Bylaws of E. I. du Pont de Nemours and Company (previously filed as Exhibit 3.2 to DuPont's Annual
             Report on Form 10-K/A for the year ended December 31, 1998 and incorporated herein by reference).

       5.1   Opinion of Howard R. Rudge, Esq., Senior Vice President and General Counsel of E. I. du Pont de Nemours
             and Company, regarding the validity of the securities being registered(1).

       8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax consequences relating to the merger(1).

       8.2   Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding certain federal income tax consequences relating to the merger(1).

      10.1   Company's Corporate Sharing Plan, as last amended August 28, 1991 (incorporated by reference to Exhibit
             10.1 of the company's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.2   The DuPont Stock Accumulation and Deferred Compensation Plan, as last amended April 29, 1998
             (incorporated by reference to Exhibit 10.3 of the company's Quarterly Report on Form 10-Q for the period ended March 31, 1998).

      10.3   The DuPont Stock Accumulation and Deferred Compensation Plan, as last amended March 1, 1998
             (incorporated by reference to Exhibit 10.2 of the company's Quarterly Report on Form 10-Q for the period ended March 31, 1998).

      10.4   Company's Supplemental Retirement Income Plan, as last amended effective June 4, 1996 (incorporated by reference to Exhibit 10.3 of the company's Annual Report on Form 10-K for the year ended December 31,
             1996).

      10.5   Company's Pension Restoration Plan, as last amended effective June 4, 1996 (incorporated by reference to
             Exhibit 10.4 of the company's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.6   Company's Stock Performance Plan, as last amended effective January 28, 1998 (incorporated by reference to Exhibit 10.1 of the company's Quarterly Report on Form 10-Q for the period ended March 31, 1998).

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.7   Company's Variable Compensation Plan, as last amended effective April 30, 1997 (incorporated by reference to Exhibit 10.7 of the company's Quarterly Report on Form 10-Q for the quarter ended September
             30, 1997).

      10.8   Company's Salary Deferral & Savings Restoration Plan effective April 26, 1994 (incorporated by reference to Exhibit 10.9 of the company's Quarterly Report on Form 10-Q for the quarter ended September 30,
             1994).

      10.9   Company's 1995 Corporate Sharing Plan, adopted by the Board of Directors on January 25, 1995
             (incorporated by reference to Exhibit 10.10 of the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995).

     10.10   Company's 1997 Corporate Sharing Plan, adopted by the Board of Directors on January 29, 1997
             (incorporated by reference to Exhibit 10.1) of the company's Annual Report on Form 10-K for the year ended December 31, 1996).

     10.11   Company's Retirement Income Plan for Directors, as last amended August 1995 (incorporated by reference to Exhibit 10.12 of the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

     10.12   Company's principal agreements governing the separation of Conoco Inc. from DuPont (incorporated by reference to the company's filing on Form 8-K on February 1, 1999).

     10.13   Company's Tax Sharing Agreement dated October 27, 1998, by and among the company and Conoco Inc., formerly known as Conoco Energy Company.

      21.1   Subsidiaries of the registrant (incorporated by reference to DuPont's Annual Report on Form 10-K/A for the year ended December 31, 1998).

      23.1   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

      23.2   Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.2).

      23.3   Consent of Pricewaterhouse Coopers LLP(2).

      23.4   Consent of KPMG LLP(1).

      99.1   Consent of Lazard Freres and Co. LLC(1).

      99.2   Consent of Credit Suisse First Boston Corporation(1).

      99.3   Consent of Salomon Smith Barney Inc(1).


------------------------


(1)   Previously filed.



(2)   Filed herewith.


    ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) To include any prospectus required by Section 10(a) (3) of the Securities Act:

    (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on August 30, 1999.

                                E. I. DU PONT DE NEMOURS AND COMPANY

                                By:             /s/ GARY M. PFEIFFER
                                     ------------------------------------------
                                               Name: Gary M. Pfeiffer
                                     TITLE: SENIOR VICE PRESIDENT--FINANCE AND
                                         CHIEF FINANCIAL OFFICER (PRINCIPAL
                                         FINANCIAL AND ACCOUNTING OFFICER)

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on August 30, 1999.

          Signature                               Title

              *                           Chairman of the Board
------------------------------         and Chief Executive Officer
   Charles O. Holliday, Jr.           (Principal Executive Officer)

              *
------------------------------
      Curtis J. Crawford                         Director

              *
------------------------------
      Louisa C. Duemling                         Director

              *
------------------------------
      Edward B. du Pont                          Director

              *
------------------------------
       Lois D. Juliber                           Director

              *
------------------------------
        Goran Lindahl                            Director

------------------------------
      William K. Reilly                          Director

          Signature                               Title

              *
------------------------------
     H. Rodney Sharp, III                        Director

              *
------------------------------
       Charles M. Vest                           Director

------------------------------
       Sanford I. Weill                          Director

              *
------------------------------
    Edgar S. Woolard, Jr.                        Director

     /s/ Gary M. Pfeiffer
     ------------------------------
     Name: Gary M. Pfeiffer
     Attorney-in-fact
  *By:

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       2.1   Agreement and Plan of Merger dated as of March 15, 1999 by and among Pioneer Hi-Bred International,
             Inc., E. I. du Pont de Nemours and Company and Delta Acquisition Sub, Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in the Registration Statement).

       2.2   Letter Agreement, dated as of August 6, 1999, by and among Pioneer Hi-Bred International, Inc., E.I. du
             Pont de Nemours and Company and Delta Acquisition Sub, Inc. effecting amendments to the Agreement and
             Plan of Merger (included as Appendix A to the Proxy Statement/Prospectus contained in this Registration
             Statement).

       3.1   Restated Certificate of Incorporation of E. I. du Pont de Nemours and Company (previously filed as
             Exhibit 3.1 to DuPont's 1998 Form 8-K report filed with the SEC on June 13, 1997 and incorporated herein by reference).

       3.2   Bylaws of E. I. du Pont de Nemours and Company (previously filed as Exhibit 3.2 to DuPont's Annual
             Report on Form 10-K/A for the year ended December 31, 1998 and incorporated herein by reference).

       5.1   Opinion of Howard R. Rudge, Esq., Senior Vice President and General Counsel of E. I. du Pont de Nemours
             and Company, regarding the validity of the securities being registered.(1)

       8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain federal income tax consequences relating to the merger.(1)

       8.2   Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding certain federal income tax consequences relating to the merger.(1)

      10.1   Company's Corporate Sharing Plan, as last amended August 28, 1991 (incorporated by reference to Exhibit
             10.1 of the company's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.2   The DuPont Stock Accumulation and Deferred Compensation Plan, as last amended April 29, 1998
             (incorporated by reference to Exhibit 10.3 of the company's Quarterly Report on Form 10-Q for the period ended March 31, 1998).

      10.3   The DuPont Stock Accumulation and Deferred Compensation Plan, as last amended March 1, 1998
             (incorporated by reference to Exhibit 10.2 of the company's Quarterly Report on Form 10-Q for the period ended March 31, 1998).

      10.4   Company's Supplemental Retirement Income Plan, as last amended effective June 4, 1996 (incorporated by reference to Exhibit 10.3 of the company's Annual Report on Form 10-K for the year ended December 31,
             1996).

      10.5   Company's Pension Restoration Plan, as last amended effective June 4, 1996 (incorporated by reference to
             Exhibit 10.4 of the company's Annual Report on Form 10-K for the year ended December 31, 1996).

      10.6   Company's Stock Performance Plan, as last amended effective January 28, 1998 (incorporated by reference to Exhibit 10.1 of the company's Quarterly Report on Form 10-Q for the period ended March 31, 1998).

      10.7   Company's Variable Compensation Plan, as last amended effective April 30, 1997 (incorporated by reference to Exhibit 10.7 of the company's Quarterly Report on Form 10-Q for the quarter ended September
             30, 1997).

      10.8   Company's Salary Deferral & Savings Restoration Plan effective April 26, 1994 (incorporated by reference to Exhibit 10.9 of the company's Quarterly Report on Form 10-Q for the quarter ended September 30,
             1994).

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.9   Company's 1995 Corporate Sharing Plan, adopted by the Board of Directors on January 25, 1995
             (incorporated by reference to Exhibit 10.10 of the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995).

     10.10   Company's 1997 Corporate Sharing Plan, adopted by the Board of Directors on January 29, 1997
             (incorporated by reference to Exhibit 10.1) of the company's Annual Report on Form 10-K for the year ended December 31, 1996).

     10.11   Company's Retirement Income Plan for Directors, as last amended August 1995 (incorporated by reference to Exhibit 10.12 of the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

     10.12   Company's principal agreements governing the separation of Conoco Inc. from DuPont (incorporated by reference to the company's filing on Form 8-K on February 1, 1999).

     10.13   Company's Tax Sharing Agreement dated October 27, 1998, by and among the company and Conoco Inc., formerly known as Conoco Energy Company.

      21.1   Subsidiaries of the registrant (incorporated by reference to DuPont's Annual Report on Form 10-K for the year ended December 31, 1998).

      23.1   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).

      23.2   Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 8.2).

      23.3   Consent of PricewaterhouseCoopers LLP.(2)

      23.4   Consent of KPMG LLP.(1)

      99.1   Consent of Lazard Freres and Co. LLC.(1)

      99.2   Consent of Credit Suisse First Boston Corporation.(1)

      99.3   Consent of Salomon Smith Barney Inc.(1)


(1)   Previously filed.



(2)   Filed herewith.